Exhibit 99.1

NEWS RELEASE

DuPont Photomasks Announces
Second Quarter of Fiscal 2005 Financial Results

ROUND ROCK, Texas—Jan. 26, 2005— DuPont Photomasks, Inc. (NASDAQ: DPMI) today announced results for the second quarter of fiscal 2005 ended December 31, 2004.

Revenue for the quarter was $99.2 million, a 15 percent increase compared with last year’s second quarter revenue of $86.0 million, and a 5 percent sequential increase when compared with fiscal 2005’s first quarter revenue of $94.8 million.

Net loss for the second quarter of fiscal 2005 was $5.9 million, or $0.31 per share, and included:

•                  A $1.1 million ($0.06 per share) benefit to cost of goods sold resulting from the renegotiation of a prior operating lease expense;

•                  Expense of $1.9 million ($0.10 per share) primarily related to professional services supporting the previously announced definitive merger agreement between DuPont Photomasks and Toppan Printing Co., Ltd. (TSE: 7911);

•                  A $1.5 million ($0.08 per share) special charge related to a write-down to the carrying amount of a production facility held for sale in Danbury, Connecticut;

•                  $0.7 million ($0.04 per share) of special charges resulting from severance costs for a work-force reduction in North America and severance and asset disposition charges resulting from the previously announced consolidation initiatives in Europe; and

•                  A $1.1 million ($0.06 per share) charge to income taxes related to repatriation of cash under the recently enacted American Jobs Creation Act of 2004.

In the same period last year, DuPont Photomasks had a net loss of $13.2 million, or $0.73 per share. In the first quarter of fiscal 2005, DuPont Photomasks had a net loss of $1.0 million, or $0.06 per share.

Marshall Turner, chairman and chief executive officer of DuPont Photomasks, said, “We are proud to deliver very healthy revenue growth during a quarter in which we announced our pending transaction with Toppan Printing and one in which uncertainty clouded the direction of the semiconductor industry. Our financial results demonstrate clearly that our teams around the world remain focused on servicing our customers with the very best photomask products across the full-spectrum of technologies.”

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Turner continued, “Our leading edge business supporting 130nm and below design rules grew sequentially yet again to 36 percent of total revenue in the second quarter as we continue to demonstrate our strong competitive position in the growth segment of the photomask industry. Once we close the transaction with Toppan Printing, which is expected in early 2005, we will combine both companies’ cutting-edge photomask technology into the industry’s most extensive global photomask manufacturing network, further enhancing our offering to customers.”

Additional Information: Slides containing additional information about DuPont Photomasks’ financial results for the second quarter of fiscal 2005 are available in the investor section of the Company’s website at www.photomask.com.

About DuPont Photomasks, Inc.

DuPont Photomasks, Inc. is a leading global provider of microimaging solutions. The Company develops and produces advanced photomasks, a key enabling technology used in the manufacture of semiconductor and other microelectronic devices, and through its wholly-owned subsidiary BindKey Technologies, Inc., electronic design automation (EDA) software. Headquartered in Round Rock, Texas, DuPont Photomasks operates a global network of manufacturing facilities serving semiconductor makers and other electronics producers around the world. DuPont Photomasks posted worldwide revenues of $354 million in fiscal 2004. Information about the Company can be found at www.photomask.com.

Company Contact

Tom Blake

DuPont Photomasks, Inc.

Tel: (512) 310-6562

tom.blake@photomask.com

Forward-Looking Statements

Certain statements contained in this document that are not historical facts, are “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve a number of risks and uncertainties. Such forward-looking statements may concern growth and future operating results, forecasts, projections, new manufacturing facilities, capital expenditures, new products and product enhancements, the future importance of photomask technology, the demand for products, competitive factors, and the Company’s strategy. Such forward-looking statements are based upon management’s current plans, expectations, estimates and assumptions and are subject to a number of risks and uncertainties. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company. Factors that could cause or contribute to such differences include, but are not limited to, those factors set forth below, certain of which are more fully discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) dated September 9, 2004 and the Company’s quarterly report on Form 10-Q dated November 5, 2004: relationships with and dependence on the semiconductor industry, fluctuations in quarterly and annual earnings, operating in a capital intensive industry, significant fixed costs, rapid technological change, competition, significant international operations, world-wide market volatility, manufacturing risks, fluctuation of income tax rates, concentration of customers, dependence on suppliers,

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dependence on management and technical personnel, volatility of market prices, potential acquisitions or dispositions, technology challenges in the manufacture of advanced photomasks, intellectual property, changes in governmental laws and regulations, and the potential effect of shares eligible for future sales and registration rights. In addition, potential risks and uncertainties concerning Toppan’s proposed acquisition of DuPont Photomasks include among others, the requirement that DuPont Photomasks’ stockholders must approve the transaction, the required receipt of necessary regulatory approvals, including from the SEC and under applicable antitrust laws, other conditions to the closing of the merger, the possibility that the transaction will not close or that the closing may be delayed, and the effect of the announcement of the merger on DuPont Photomasks’ operating results and customer, supplier, employee and other relationships. The forward-looking statements are made as of the release date hereof and the Company disclaims any intention or obligation to update or revise any forward-looking statements or to update the reasons why the actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Proposed Transaction with Toppan and Where to Find It

DuPont Photomasks has filed a proxy statement and other documents regarding the proposed merger described in this press release with the SEC. DUPONT PHOTOMASKS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of DuPont Photomasks seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement and any other relevant documents filed by DuPont Photomasks with the SEC for free at the SEC’s web site at www.sec.gov. Copies of the proxy statement and other documents filed by DuPont Photomasks with the SEC may also be obtained free of cost by directing a request to: Investor Relations Department, DuPont Photomasks, 131 Old Settlers Boulevard, Round Rock, TX 78664, USA. You may also read and copy any reports, statements and other information filed by DuPont Photomasks at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, USA or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

DuPont Photomasks and Toppan and their respective directors, executive officers and certain of their employees may be deemed to be participants in the solicitation of proxies of DuPont Photomasks stockholders in connection with the proposed merger. Certain directors and executive officers of DuPont Photomasks may have interests in the merger, including employment agreements, severance arrangements, acceleration of vesting of stock options and as a result of holding options or shares of DuPont Photomasks common stock generally, and their interests will be described in the proxy statement that will be filed by DuPont Photomasks with the SEC.

-FINANCIAL TABLES FOLLOW-

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DuPont Photomasks, Inc.

Consolidated  Income Statements

[unaudited; $ in thousands except share data;

quarter and six months ended  December 31, 2004 and 2003]

	Q205	Q204	YTD05	YTD04

Revenue, net	$99,192	$85,964	$194,039	$168,341
Cost of Goods Sold	74,962	77,153	148,739	152,802
Selling, General and Administrative Expense	16,782	13,375	29,539	25,699
Research and Development Expense	8,033	7,566	15,173	14,617
Special Charges, net	2,172	361	2,482	1,591

Operating Loss	(2,757)	(12,491)	(1,894)	(26,368)
Other Expense, net	(480)	(457)	(1,165)	(1,120)

Loss Before Income Taxes and Minority Interest	(3,237)	(12,948)	(3,059)	(27,488)
Provision for Income Taxes	2,400	800	3,300	1,450

Loss Before Minority Interest	(5,637)	(13,748)	(6,359)	(28,938)
Minority Interest in (Income) Loss of Joint Ventures	(214)	521	(510)	607

Net Loss	$(5,851)	$(13,227)	$(6,869)	$(28,331)

Loss Per Share:

Basic and Diluted	$(0.31)	$(0.73)	$(0.37)	$(1.56)

Weighted Average Shares Outstanding:

Basic and Diluted	18,594,175	18,130,468	18,525,864	18,119,473

DuPont Photomasks, Inc.

Consolidated Balance Sheets

[$ in thousands]

	unaudited
	Dec. 2004		Jun. 2004

Cash and Cash Equivalents	$141,074	(a)	$231,351
Accounts Receivable, net	70,904		77,078
Inventories	11,773		12,023
Other Current Assets	21,878		35,824

Total Current Assets	245,629		356,276
Property and Equipment, net	412,383	(b)	404,433
Other Assets, net	28,114	(c)	34,663

Total Assets	$686,126		$795,372

Accounts Payable	$38,430	(d)	$50,638
Other Current Liabilities	84,114	(e)(f)	195,836

Total Current Liabilities	122,544		246,474
Other Liabilities	268,587	(g)(h)(i)	253,710
Stockholders’ Equity	294,995		295,188

Total Liabilities and Stockholders’ Equity	$686,126		$795,372

(a)          Includes $17,865 from the consolidation of the Maskhouse Building Administration GmbH & Co. (“BAC”) as per FASB Interpretation No. 46R (“FIN No. 46R”).

(b)         Includes $79,686 for the BAC facility from the consolidation of the BAC as per FIN No. 46R.

(c)          Includes $(6,801) for the net accounting elimination of our investment in the BAC from the consolidation of the BAC as per FIN No. 46R.

(d)         Includes $(1,749) for the elimination of a related party payable from DuPont Photomasks, Inc. to the BAC from the consolidation of the BAC as per FIN No. 46R.

(e)          Includes $10,120 of current portion of BAC’s long-term borrowings from the consolidation of the BAC as per FIN No. 46R.

(f)            Includes $1,201 of BAC’s accrued liabilities from the consolidation of the BAC as per FIN No. 46R.

(g)         Includes $65,779 of BAC’s long-term borrowings from the consolidation of the BAC as per FIN No. 46R.

(h)         Includes $14,593 of minority interest in net assets of the BAC from the consolidation of the BAC as per FIN No. 46R.

(i)             Includes $1,950 of deferred revenue from the consolidation of the BAC as per FIN No. 46R.

DuPont Photomasks, Inc.

Consolidated Statements of Cash Flows

[unaudited; $in thousands; six months ended December 31, 2004 and 2003]

	YTD05	YTD04

Cash Flows from Operating Activities:
Net Loss	$(6,869)	$(28,331)
Depreciation and Amortization	47,146	46,600
Special Charges, net	2,482	1,591
Other	(768)	(50)
Changes in Assets and Liabilities	(10,240)	(17,882)

Net Cash Provided by Operating Activities	31,751	1,928
Net Cash Used in Investing Activities	(25,666)	(22,680)
Net Cash Used in Financing Activities	(99,865)	(3,359)
Effect of Exchange Rate Changes on Cash	3,503	539

Net Cash Flow	$(90,277)	$(23,572)